Exhibit 5.21

CONSENT OF M.J. BURNETT

The undersigned hereby consents to the use of their report(s), and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of IAMGOLD Corporation.

SNOWDEN MINING INDUSTRY CONSULTANTS (PTY) LTD

/s/ Mark Burnett

By:	Mark J. Burnett, MSc (MRM), B.Sc. (Hons); PGDTE; CBM; CAG; GCG; Pr. Sci. Nat (400361/12); FGSSA; MSAIMM
Principal Consultant, Snowden Mining Industry Consultants (Pty) Ltd

Dated: April 5, 2016